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                                                                       EXHIBIT 5

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP


                               September 14, 2001

Credence Systems Corporation
215 Fourier Avenue
Fremont, CA  94539

                 Re: Credence Systems Corporation -- Registration Statement on Form S-8 for an Offering of 2,170,356 Shares of
                                         ----------------------------------
                         Common Stock
                         ------------

Ladies and Gentlemen:

         We have acted as counsel to Credence Systems Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 2,170,356 shares of the Company's common stock reserved for issuance under the Integrated Measurement Systems, Inc. 1995 Stock Incentive Plan, 1995 Stock Option Plan for Non-Employee Directors, 1995 Employee Stock Purchase Plan and the 2000 Non-qualified Stock Option Plan as assumed by the Company (the "Plans").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company with respect to the assumption of the Plans and the options outstanding thereunder. Based on such review, we are of the opinion that if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of stock option agreements and stock purchase agreements assumed under the Plans and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans, or the shares of the Company's common stock issuance under such plans.

                                          Very truly yours,


                                          /s/ BROBECK, PHLEGER & HARRISON LLP
                                          BROBECK, PHLEGER & HARRISON LLP